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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to incorporation by reference in the registration statements No. 33-28310, No. 33-16934, No. 2-56896, No. 333-10151, No. 333-24813, No.333-72851,
and No. 333-61365 on Form S-8 and No. 33-56415 on Form S-3 of SUPERVALU INC. of our report dated June 15, 1999, relating to the consolidated financial statements of Richfood Holdings, Inc. as of May 1, 1999 and May 2, 1998 and for each of the three fiscal years in the period ended May 1, 1999, included in this Current Report on Form 8-K of SUPERVALU INC.

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------------------------
Richmond, Virginia
September 10, 1999